Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on (Form S-8 No. 33-00000) pertaining to the Teledyne Technologies Incorporated 1999 Incentive Plan of our report dated April 30, 1999 with respect to the combined financial statements which appear in the Registration Statement on Form 10, as amended (No. 001-15295) of Teledyne Technologies Incorporated filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP


Woodland Hills, California
January 14, 2000